UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 14, 2006
The Corporate Executive Board Company
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-24799 (Commission File Number)	52-2056410 (IRS Employer Identification No.)

2000 Pennsylvania Avenue, N.W. Washington, D.C. (Address of principal executive offices)	20006 (Zip Code)

Registrant’s telephone number, including area code	(202) 777-5000
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 14, 2006, the Compensation Committee of the Board of Directors of The Corporate Executive Board Company (the “Company”) approved the standard terms and conditions (the “RSU Standard Terms”) and standard term sheet (the “RSU Term Sheet”) to be used in connection with standard grants of restricted stock units (“RSUs”), and the standard terms and conditions (the “SAR Standard Terms”) and standard term sheet (the “SAR Term Sheet”) to be used in connection with standard grants of stock appreciation rights (“SARs”), to the Company’s employees, directors and other eligible persons, including the Company’s executive officers. The RSU grants and SAR grants are incentive and retention awards made pursuant to the Company’s stockholder-approved 2004 Stock Incentive Plan (the “2004 Plan”).
     The forms of RSU Standard Terms and RSU Term Sheet set forth the terms and conditions of RSUs granted pursuant to the 2004 Plan. The forms of SAR Standard Terms and SAR Term Sheet set forth the terms and conditions of SARs granted pursuant to the 2004 Plan. The following description is qualified by reference to the forms of RSU Standard Terms and RSU Term Sheet and the forms of SAR Standard Terms and SAR Term Sheet, copies of which will be filed as exhibits to the Company’s next periodic report or registration statement filed with the Securities and Exchange Commission, and to the terms of the 2004 Plan, a copy of which is filed as Exhibit 10.1 to the Company’s current report on Form 8-K filed on August 24, 2005.
     Pursuant to the 2004 Plan, RSUs and SARs granted under the plan are subject to administration and interpretation by the Compensation Committee or its delegate, subject to the express provisions of the plan. With respect to RSUs and SARs, and subject to the limitations set forth in the 2004 Plan, the Compensation Committee or its delegate determines the identity of the recipient(s), the grant date, the number of securities covered by an award, the vesting schedule and, for SARs, the exercise or strike price(s), and can alter, amend or waive any terms of the RSUs and the SARs, either generally or with respect to a particular award.
     Awards of RSUs and SARs generally have the following terms:
     RSUs. RSUs automatically convert to the right to receive shares of common stock upon vesting and settlement of any tax withholding obligations. RSUs vest 25% per year beginning one year after the date of grant. Generally, unvested RSUs are cancelled as of the date of employment termination as set forth in the form of RSU Standard Terms. If employment is terminated other than for cause or voluntary resignation within one year after a change in control of the Company, unvested RSUs will accelerate. Until the RSUs have vested and shares have been issued thereunder, the RSUs do no not provide recipients with any rights of a stockholder, and they do not accrue dividend equivalent rights. The RSUs are not transferable.
     SARs. SARs are treated as non-qualified stock options with mandatory share settlement of the exercise price. SARs vest 25% per year beginning one year after the date of grant and expire on the seventh anniversary of the date of grant. Unvested SARs are cancelled as of the date of employment termination as set forth in the form of SAR Standard Terms. If employment is terminated other than for cause or voluntary resignation within one year after a change in control of the Company, unvested SARs will accelerate and become exercisable and the SARs will expire twelve months after the date of such termination (SARs will also accelerate and become exercisable upon the first anniversary of a change in control of the Company if a recipient remains employed with the Company at such time). Vested SARs will expire twelve months after termination of employment due to death and 90 days after termination of employment for other reasons. Until SARs are vested and shares have been issued upon exercise thereof, the SARs do not provide recipients with any rights of a stockholder, and they do not accrue dividend equivalent rights. The SARs are not transferable.
     The Compensation Committee separately approved grants of RSUs and SARs to employees, including executive officers, and to directors. Such grants have been reported by the executive officers and directors on Form 4s filed on March 17, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Corporate Executive Board Company (Registrant)
Date: March 20, 2006	By:
		Name:	Timothy R. Yost
		Title:	Chief Financial Officer